Exhibit 10.1

INSTRUCTIONS FOR INVESTING

If you wish to purchase Common Stock and Warrants of Know Labs, Inc., please:

(1)	Review this Subscription Agreement;

(2)	Indicate where appropriate, in Section 1.5 of the Subscription Agreement, your status as an Accredited Investor by checking the appropriate accreditation categories;

(3)	Type or print all information required in the blank sections in Annex 1 to the Subscription Agreement, including your subscription amount;

(4)	Execute the signature page to the Subscription Agreement;

(5)	Return this completed and executed Subscription Agreement to Ron Erickson, Chairman, President and Interim Chief Financial Officer, at the following address:

Know Labs, Inc.
Attn: Ron Erickson
500 Union Street
Suite 810
Seattle, WA 98101

(6)

Tender to the Company the full amount of your investment by means of a certified or cashier’s check payable to “Know Labs, Inc.” or by wire transfer.  Wire transfer instructions will be provided upon request.

The Company may reject any subscription for any reason (regardless of whether any check or wire transfer relating to such subscription is deposited in a bank or trust account), and the Company will promptly return the funds delivered herewith, without interest, and without deduction of any expenses, in the event this subscription is rejected.  The Company will send to you a copy of the Subscription Agreement if your subscription is accepted.  If you have any questions in completing the Subscription Agreement, please call Ron Erickson at (206) 321-0721.

FORM OF SUBSCRIPTION AGREEMENT

The undersigned (the “Investor”) agrees to subscribe for the number of shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of Know Labs, Inc., a Nevada corporation (the “Company”), indicated in the attached Annex 1, at a price of Twenty Five Cents ($0.25) per Share, for the total consideration set forth therein. Investor will also receive, for no additional consideration, common stock purchase warrants to purchase an amount equal to Fifty Percent (50%) of the number of shares of Common Stock, in substantially the form attached hereto as Exhibit A (the “Warrants”). The Shares and the Warrants are referred to herein as the “Securities.”

1.   Investor’s Representations, Warranties, and Covenants

As a condition to the Investor’s purchase of the Securities, the Investor represents, warrants, acknowledges, and agrees that the following are true as of the date first written below:

1.1   Investment Intent. The Investor is acquiring the Securities solely for investment for such Investor’s own account and has no agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of such Securities to any other person. The Investor understands that the Securities are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws in reliance upon exemptions from registration, and the Securities cannot be sold, transferred, or otherwise disposed of by the Investor unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available at the time of the desired sale. Therefore, the Investor must bear the economic risk of an investment in such Securities for an indefinite period. The Investor has no right to require registration of such Securities under federal or state securities laws. The Investor further confirms that the Investor understands that the reliance by the Company on such exemptions is predicated in part on the truth and accuracy of the statements by the Investor in this Agreement.

1.2   Compliance with Securities Laws. The Investor understands that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 under the Act (“Rule 144”) (provided that the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) or Rule 144A, the Company may require the transferor thereof to provide to the Company and its transfer agent an opinion of counsel selected by the transferor and reasonably acceptable to the Company and its transfer agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and its transfer agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

1.3   Knowledge; Information. The Investor has such substantial knowledge and experience in financial and business matters in general, and in similar investments in particular, that the Investor is capable of reading and understanding information about the Company and evaluating the merits and risks of an investment in the Company and the merits and risks of the acquisition of the Securities. The Investor represents and warrants that the Investor (a) has been furnished with all information that the Investor deems necessary to evaluate the merits and risks of the purchase of the Securities, (b) has had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company, and (c) has been given the opportunity to obtain any additional information the Investor deems necessary to verify the accuracy of any information obtained concerning the Securities and the Company. The Investor has obtained, in the judgment of the Investor, sufficient information to evaluate the merits and risks of an investment in the Company, including the “risk factors” contained in the SEC Reports (as defined below).  The Investor has not relied and will not rely upon any offering material or literature other than the SEC Reports and this Subscription Agreement or upon any information given to the Investor by persons other than the Company and its officers.

1.4   Acknowledgment of Risk. Investment in the Securities involves risk of loss by the Investor of the entire investment, and there is no assurance, and the Investor has received no assurance, of any income from the investment in the Securities.

1.5   Accredited Investor Status. The Investor is an “accredited investor” as defined in Securities and Exchange Commission Rule 501(a) of Regulation D (17 CFR 230.501(a)) by reason of one of the following (please check one or more boxes):

☐ a.	A director or executive officer of the Company.
☐ b.	A natural person whose individual net worth or joint net worth with spouse at time of purchase exceeds $1,000,000. In calculation of net worth, the following rules apply:
	•	Your primary residence shall not be included as an asset;
•

Indebtedness that is secured by your primary residence, up to the estimated fair market value of your primary residence, shall not be included as a liability (except that if the amount of such indebtedness outstanding exceeds the amount outstanding in the past 60 days, other than as a result of the acquisition of you primary residence, the amount of such excess shall be included as a liability); and

	•	Indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence shall be included as a liability.
☐ c.

A natural person who had an individual income in excess of $200,000 in each of two most recent years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching same level of income in current year.

☐ d.

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Stock, with total assets in excess of $5,000,000.

☐ e.

An entity which falls within one of following categories of institutional accredited investors, set forth in 501(a) of Regulation D under Securities Act [if you have marked this category, also mark which of following items describes you:]

☐ 1.

A bank as defined in Section 3(a)(2) of Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of Securities Act whether acting in its individual or a fiduciary capacity.

	☐ 2.	A broker/dealer registered pursuant to Section 15 of Securities Exchange Act of 1934.
	☐ 3.	An insurance company as defined in Section 2(13) of Securities Act.
	☐ 4.	An investment company registered under Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.
	☐ 5.	A Small Business Investment Company licensed by U.S. Small Business Administration under Section 301(c) or (d) of Small Business Investment Act of 1958.

☐ 6.

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for benefit of its employees, if such plan has total assets in excess of $5,000,000.

	☐ 7.	Any private business development company as defined in Section 202(a)(22) of Investment Advisers Act of 1940.
☐ 8.

An employee benefit plan within meaning of Employee Retirement Income Security Act of 1974, if investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐ 9.

A trust, with total assets in excess of $5,000,000, not formed for specific purpose of acquiring the Common Stock, whose purchase is directed by sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐ f.	An entity in which all equity owners are accredited investors as described above.

1.6   Rule 144. The Investor hereby confirms that the Investor understands that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Securities by the Investor.  The Investor understands that the Company has no obligation to the Investor to register the Securities with the SEC and has not represented to the Investor that it will so register the Securities.

1.7   General Solicitation. The Investor confirms that the Securities were not offered to the Investor by any means of general solicitation or general advertising.  The Investor has not attended any seminar or other public promotional meeting with respect to the offering.

1.8   No Reliance. The Investor understands that neither the SEC nor any other federal, state or non-U.S. agency has recommended, approved or endorsed the purchase of the Securities as an investment or passed on the accuracy or adequacy of the information set forth in any documents used in connection with the offering.  The Investor has relied on its own examination of the terms of the offering, including the merits and risks involved, and has reviewed the merits and risks of the purchase of Securities with tax, legal and investment counsel to the extent deemed advisable by the Investor.

1.9   Adequate Means and Financial Capacity. The Investor has adequate means to provide for the Investor’s current cash needs and possible contingencies, and its financial condition is such that it can afford to bear all risks associated with a purchase of the Securities.  The Investor has the financial capacity to hold the Securities purchased hereby for an indefinite period of time, and can afford to suffer the complete loss thereof.

1.10   Residence. The Investor’s address is correctly set forth on Annex A to this Agreement.

1.11   Authority; Enforcement. The Investor has full power and authority to execute and deliver this Agreement.  This Agreement has been duly and validly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights and remedies of creditors generally.

1.12   Independent Tax Advice. The Investor acknowledges that the Company has directed the Investor to seek independent advice regarding the tax consequences of the Investor’s purchase of the Securities and that the Investor has not relied on either the Company or counsel to the Company with respect to such tax consequences.

2.   Company’s Representations, Warranties, and Covenants

2.1   Organization and Qualification.  The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

2.2   Authority; Enforcement. The Company has full power and authority to execute and deliver this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights and remedies of creditors generally.

2.3   SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, as amended from time to time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject are included as part of or specifically identified in the SEC Reports.

3.   Reliance on Representations and Warranties

The Investor understands the meaning of the representations and warranties contained in this Subscription Agreement and understands and acknowledges that the Company is relying upon the representations and warranties of the Investor contained in this Subscription Agreement in determining whether the Company is eligible for exemption from the registration requirements contained in the Securities Act and in determining whether to accept the subscription tendered hereby.

4.   Restrictive Legends

The certificates for all Securities shall bear legends in substantially the following form, together with any other legends required by law:

THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES

UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

5.   Market Stand-Off

In connection with the any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Investor shall not, without the prior written consent of the Company’s managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock (whether such shares or any such securities are then owned by the Investor or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days or such longer period requested by the underwriters to comply with regulatory restrictions on the publication of research reports (including, without limitation, NASD 2711).  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Company Common Stock subject to the Market Stand-Off, or into which such Company Common Stock thereby becomes convertible, shall immediately be subject to the Market Stand-Off.  To enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Securities until the end of the applicable stand-off period.  This Section 5 shall not apply to Securities registered in the public offering under the Securities Act, and the Investor shall be subject to this Section 5 only if the directors and officers of the Company are subject to similar arrangements.

6.   Miscellaneous

6.1   Effect.  This Agreement is binding upon the parties, their heirs, personal representatives, successors and assigns.

6.2   Integration.  This Agreement contains the entire agreement and understanding among the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written.

6.3   Assignability.  Except as specifically provided in this Agreement, the rights herein contained shall not be assignable to any person without the prior written consent of all the parties hereto.

6.4   Notices.  All notices under this Agreement shall be in writing.  Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by facsimile or other reliable form of electronic communication; or personally.  Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed.  Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur.  Facsimile or other electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office.  Personal delivery shall be effective when accomplished.  Notices to the Company shall be directed to its registered agent.  Notices to the Investor shall be directed to the address or telecommunications number set forth in Annex A. Changes of address or telecommunications number may be changes only by notice in accordance with this Section 6.4.

6.5   Governing Law.  This Agreement is being delivered in Seattle, Washington, and the parties intend that it shall be governed by and construed and enforced in accordance with the laws of the State of Washington applicable to contracts made and wholly performed within Washington by persons domiciled in Washington without reference to rules governing conflicts of laws.

6.6   Counterparts; Facsimile.  This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart thereof.

6.7   Amendments and Waivers.  This Agreement may be modified, amended and the observance of any term may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor.

6.8   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(signature page follows)

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement dated effective as of the date set forth below.

INVESTOR

______________________

Signature

______________________

Name

______________________

Title (if applicable)

______________________

Date

ACCEPTANCE

The above subscription is hereby accepted, subject to its terms and conditions, as of __________________, 2018.

Know Labs, Inc.

By: ________________________

Ronald P. Erickson, Chairman

ANNEX 1

INVESTOR MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE ABOVE; IF JOINT INVESTORS, ALL PARTIES MUST INITIAL.

(b)      Subscription Information.  Please complete the following information.

Subscription Amount: $________________ (@ $0.25 per share)

___________________________________________________

Name Investor would like to appear on Company’s Ledger of Common Stock

Indicate ownership as:

____ (a)	Individual
____ (b)	Community Property
____ (c)	Joint Tenants with Right of Survivorship	) All parties
____ (d)	Tenants in Common	) must sign
____ (e)	Corporate
____ (f)	Partnership
____ (g)	Trust

Address of Residence	Address for Sending Notices
(or business, if not an individual)	(if different)

City, State and Zip Code	City, State and Zip Code

Telephone Number	Telephone Number

The Investor is a resident of, or (in the case of an entity) is organized under the laws of, the State of ______________________________.

Investor’s Taxpayer ID or Social Security No.:
Citizen of:
E-mail Address:

EXHIBIT A

FORM OF WARRANT